513.870.8200 (t)

513.870.0999 (f)

kcooney@fbtlaw.com

September 3, 2021

F/m Funds Trust

225 Pictoria Drive

Suite 450

Cincinnati, Ohio 45246

Re: Registration Statement on Form N-1/A

F/m Investments Large Cap Focused Fund

Ladies and Gentlemen:

We have acted as special Ohio counsel for F/m Funds Trust, an Ohio business trust (the “Trust”), for the purpose of issuing this opinion in in connection with the Trust’s registration of an indefinite number of shares of beneficial interest (the “Shares”) of its series, F/m Investments Large Cap Focused Fund, authorized pursuant to the Trust’s Agreement and Declaration of Trust, as amended (the “Declaration”), pursuant to the Trust’s registration statement on Form N-1/A (File No. 333-180717; 811-22691), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended.

In connection with this opinion, we have examined copies, either certified or otherwise proved to be genuine to our satisfaction, of such records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Trust, and we have made such inquiries of the officers and representatives of the Trust such other investigations as, in our judgement, are necessary or appropriate to enable us to provide the opinion below.

Based upon and subject to the foregoing, and subject to the qualifications set forth herein, it is our opinion that the Shares have been duly and validly authorized, and, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and non-assessable by the Trust.

Our opinion expressed herein is limited to the laws of the State of Ohio and the laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. The opinion expressed herein is limited to the matters set forth in this letter an no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Sincerely,

Frost Brown Todd LLC

By: /s/ Kevin L. Cooney

Member

9277 Centre Pointe Drive, Suite 300 | West Chester, OH 45069 | 513.870.8200| frostbrowntodd.com

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